Exhibit 99.1

Medley Capital Corporation Announces December 31, 2017 Financial Results; Board Declares Dividend of $0.16 Per Share for the Fiscal First Quarter of 2018

NEW YORK, NY (February 6, 2018) - Medley Capital Corporation (NYSE:MCC)(TASE:MCC) (the “Company”) today announced financial results for its fiscal first quarter ended December 31, 2017.

First Quarter Highlights

•	Net asset value (“NAV”) of $7.71 per share

•	Declared a dividend of $0.16 per share

•	Net investment income of $0.13 per share

Post Quarter-end Highlights

•	Issued $121.1 million of 5.05% Series A Notes due 2024 (the “2024 Notes”)

•	Fully repaid $102.0 million senior secured term loan facility (the “Term Loan Facility”)

Portfolio Investments

The total value of our investments was $835.9 million at December 31, 2017. During the quarter ended December 31, 2017, the Company originated $82.7 million of new investments and had $47.9 million of repayments resulting in net originations of $34.8 million. The majority of new investments were first lien, senior secured loans to sponsor backed borrowers. As of December 31, 2017, the Company had investments in securities of 68 portfolio companies with approximately 67.0% consisting of senior secured first lien investments, 12.7% consisting of senior secured second lien investments, and 20.3% in equities / warrants. As of December 31, 2017, the weighted average yield based upon the cost basis of our income bearing portfolio investments, excluding cash and cash equivalents, was 10.6%.

Results of Operations

For the three months ended December 31, 2017, the Company reported net investment income per share and net loss per share of $0.13 and $0.59, respectively, calculated based upon the weighted average shares outstanding. As of December 31, 2017, the Company’s NAV was $7.71 per share.

Investment Income

For the three months ended December 31, 2017, total investment income was $20.6 million and consisted of $17.4 million of portfolio interest income, $1.4 million of dividend income, and $1.8 million of fee income.

Expenses

For the three months ended December 31, 2017, total expenses were $13.3 million and consisted of the following: base management fees of $4.1 million, interest and financing expenses of $6.8 million, professional fees of $0.6 million, administrator expenses of $0.9 million, directors’ fees of $0.1 million, and other general and administrative related expenses of $0.8 million.

Net Investment Income

For the three months ended December 31, 2017, the Company reported net investment income of $7.2 million, or $0.13, on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three months ended December 31, 2017, the Company reported a net realized loss from investments of $21,476 and net unrealized depreciation on investments of $39.1 million.

The net unrealized depreciation this quarter was primarily driven by three borrowers within our legacy portfolio.

Liquidity and Capital Resources

As of December 31, 2017, the Company had a cash balance of $50.0 million. The decrease of cash during the quarter was primarily related to the deployment of $34.3 million of cash from the SBIC into new investments.

As of December 31, 2017, the Company had $47.0 million of total debt outstanding under its $200.0 million senior secured revolving credit facility, $102.0 million of debt outstanding under its senior secured term loan credit facility, $150.0 million outstanding in SBA-guaranteed debentures, $74.0 million outstanding in aggregate principal amount of 6.5% senior notes due 2021 and $102.8 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

On January 25, 2018, the Company closed an offering in Israel of $121.1 million of 5.05% Series A Notes. Due to strong demand, the 2024 Notes were upsized from $82.1 million to $121.1 million. In addition to issuing the 2024 Notes, the Company’s common stock was approved for listing on TASE and began trading on January 29, 2018.

On January 31, 2018, the Company voluntarily prepaid the remaining $102.0 million outstanding on its Term Loan Facility.

Dividend Declaration

On January 30, 2018, the Company’s Board of Directors declared a dividend of $0.16 per share, payable on March 23, 2018, to stockholders of record at the close of business on February 21, 2018. The specific tax characteristics of the dividend will be reported to stockholders on Form 1099 after the end of the calendar year.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, February 6, 2018.

All interested parties may participate in the conference call by dialing (888) 637-5728 approximately 5-10 minutes prior to the call, international callers should dial (484) 747-6636. Participants should reference Medley Capital Corporation and the Conference ID: 3088876. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except share and per share data)

	December 31, 2017	September 30, 2017
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $649,624 and $625,108, respectively)	$565,542	$575,496
Affiliated investments (amortized cost of $92,464 and $91,027, respectively)	95,792	90,071
Controlled investments (amortized cost of $210,068 and $197,918, respectively)	174,569	171,424
Total investments at fair value	835,903	836,991
Cash and cash equivalents	50,008	108,572
Interest receivable	9,475	9,371
Other assets	3,488	3,322
Fees receivable	755	765
Deferred offering costs	339	307
Receivable for dispositions and investments sold	56	232
Total assets	$900,024	$959,560

LIABILITIES
Revolving credit facility payable (net of debt issuance costs of $1,619 and $1,777, respectively)	$45,381	$66,223
Term loan payable (net of debt issuance costs of $953 and $1,046, respectively)	101,047	100,954
Notes payable (net of debt issuance costs of $3,871 and $4,123, respectively)	173,002	172,752
SBA debentures payable (net of debt issuance costs of $2,703 and $2,846, respectively)	147,297	147,154
Management and incentive fees payable	4,068	4,312
Interest and fees payable	5,063	3,760
Accounts payable and accrued expenses	1,982	1,864
Administrator expenses payable	868	860
Deferred tax liability	822	912
Due to affiliate	378	81
Deferred revenue	315	259
Offering costs payable	32	—
Total liabilities	$480,255	$499,131

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 54,474,211 and 54,474,211 common shares issued and outstanding, respectively	$54	$54
Capital in excess of par value	705,046	705,046
Accumulated undistributed net investment income	7,992	9,528
Accumulated net realized gain/(loss) from investments	(176,684)	(176,663)
Net unrealized appreciation/(depreciation) on investments, net of deferred taxes	(116,639)	(77,536)
Total net assets	419,769	460,429
Total liabilities and net assets	$900,024	$959,560

NET ASSET VALUE PER SHARE	$7.71	$8.45

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months ended December 31
	2017	2016
	(unaudited)	(unaudited)
INVESTMENT INCOME:
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$13,090	$18,520
Payment-in-kind	1,641	2,962
Affiliated investments:
Cash	577	167
Payment-in-kind	850	—
Controlled investments:
Cash	430	343
Payment-in-kind	719	1,972
Total interest income	17,307	23,964
Dividend income, net of provisional taxes ($0 and $0, respectively)	1,444	645
Interest from cash and cash equivalents	31	23
Fee income	1,849	1,424
Total investment income	20,631	26,056

EXPENSES:
Base management fees	4,068	4,515
Incentive fees	—	896
Interest and financing expenses	6,759	7,774
Administrator expenses	868	916
General and administrative	757	697
Professional fees	586	651
Directors fees	147	170
Insurance	133	99
Expenses before management and incentive fee waivers	13,318	15,718
Management fee waiver	—	(20)
Incentive fee waiver	—	(44)
Total expenses net of management and incentive fee waivers	13,318	15,654
Net investment income before excise taxes	7,313	10,402
Excise tax expense	(134)	(267)
NET INVESTMENT INCOME	7,179	10,135

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments
Non-controlled/non-affiliated investments	(21)	(6,298)
Affiliated investments	—	—
Controlled investments	—	—
Net realized gain/(loss) from investments	(21)	(6,298)
Net unrealized appreciation/(depreciation) on investments
Non-controlled/non-affiliated investments	(34,470)	1,625
Affiliated investments	4,283	—
Controlled investments	(9,005)	864
Net unrealized appreciation/(depreciation) on investments	(39,192)	2,489
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	90	—
Net gain/(loss) on investments	(39,123)	(3,809)
NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(31,944)	$6,326

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$(0.59)	$0.12
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.13	$0.19
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	54,474,211	54,474,211
DIVIDENDS DECLARED PER COMMON SHARE	$0.16	$0.22

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE:MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE:MDLY, “Medley”). Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. Medley has over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC)(TASE:MCC) and Sierra Income Corporation, a credit interval fund, Sierra Total Return Fund (NASDAQ:SRNTX) and several private investment vehicles. Over the past 15 years, Medley has provided capital to over 400 companies across 35 industries in North America.1 For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE:MCV), (NYSE:MCX) and the Tel Aviv Stock Exchange under the symbol (TASE: MCC.B1).

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Erin Clark
Teneo Strategy
646-214-8355

1Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, “Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of September 30, 2017.